DELAWARE INVESTMENTS
DIVIDEND AND INCOME FUND, INC.


Exhibit 77.Q.2

The following persons were directors and officers during the fiscal year ended
November 30, 2007 and failed to file A
Form 3 on a timely basis: Michael J. Hogan and J. Richard Zecher.